Exhibit 10.10

MASTER AGREEMENT

This Master Agreement [*] (this "Agreement") dated as of June 18, 2001, (the "Agreement Date") is made by and between the Federal Home Loan Mortgage Corporation ("Freddie Mac") and E-Loan, Inc., Seller/Servicer [*] ("Seller").

Unless otherwise specified, the terms and conditions described in this Agreement shall apply to Mortgages sold by Seller under a Master Commitment that incorporates this Agreement by reference. This Agreement does not entitle Seller to sell or obligate Freddie Mac to purchase Mortgages unless they have entered into a Master Commitment incorporating the terms of this Agreement.

Master Agreement Amount: [*]

Effective Date for Delivery: June 1, 2001

Required Delivery Date: May 31, 2002

Overpurchase Tolerance: 10 percent

IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective authorized representatives as of the date set forth above.

FEDERAL HOME LOAN MORTGAGE CORPORATION	E-LOAN INC
By: /s/ Lori Vella	By: /s/ Steven M. Majerus
Name: Lori Vella	Name: Steven M. Majerus
Title: Vice President, Sales	Title: V.P. Secondary Mkt